SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant                     [X]
Filed by a party other than the registrant  [ ]

Check the appropriate box:
[X] Preliminary proxy statement
[ ] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            ONHEALTH NETWORK COMPANY
                (Name of Registrant as specified in its Charter)

                            ONHEALTH NETWORK COMPANY
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

|X|  No fee required.

    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:____________

(2) Aggregate number of securities to which transaction applies:_______________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): __________________________________

(4) Proposed maximum aggregate value of transaction: __________________________

(5) Total fee paid: ___________________________________________________________

   Fee paid previously with preliminary materials.

  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: ___________________________________________________

(2) Form, Schedule or Registration Statement No.: _____________________________

(3) Filing Party: _____________________________________________________________

(4) Date Filed: _______________________________________________________________

                            ONHEALTH NETWORK COMPANY
                            ________________________

                            NOTICE OF ANNUAL MEETING
                           TO BE HELD ON MAY 18, 1999
                            ________________________



TO THE SHAREHOLDERS OF ONHEALTH NETWORK COMPANY:

         The Annual Meeting of the Shareholders of OnHealth Network Company, a Washington corporation (the "Company"), will be held on Tuesday May 18, 1999, at 10:00 a.m.(Pacific Time), at __________________________________________________,
for the following purposes:

         1. To elect a Board of Directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

         2. To consider a proposal to amend the Company's articles of incorporation to increase the number of authorized shares of Common Stock from 29,000,000 to 100,000,000 shares.

         3. To consider a proposal to ratify, confirm and approve an amendment to the Company's 1997 Stock Option Plan to increase the number of shares reserved for grant thereunder from 1,750,000 to 4,750,000.

         4. To transact such other business as may properly come before the meeting.

         Shareholders of record at the close of business on March 19, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of matters to be considered at the Annual Meeting. A copy of the Annual Report on Form 10-K for the year ended December 31, 1998 also accompanies this Notice.

YOUR VOTE IS IMPORTANT. YOU ARE REQUESTED TO CAREFULLY READ THE PROXY STATEMENT. PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors,
                                          /s/ Robert N. Goodman

                                          Robert N. Goodman
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER
Seattle, Washington
Dated:  April __, 1999

                            ONHEALTH NETWORK COMPANY
                            ________________________

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 18, 1999
                            ________________________

                                  INTRODUCTION

         Your proxy is solicited by the Board of Directors of OnHealth Network Company (the "Company") for use at the Annual Meeting of Shareholders to be held on Tuesday May 18, 1999, at 10:00 a.m. (Pacific Time), at _______________________, located at ________________________________, and at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the Notice of Annual Meeting.

         The cost of soliciting proxies, including the cost of preparing, assembling and mailing proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies personally or by telephone.

         Any shareholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by giving written notice of such revocation to the Secretary of the Company. The enclosed proxy, when properly signed and returned to the Company, will be voted by the proxy holders at the Annual Meeting as directed therein. Proxies which are signed by shareholders but which lack any such specification will be voted in favor of the proposals set forth in the Notice of Annual Meeting.

         The mailing address of the offices of the Company is 808 Howell Street, Suite 400, Seattle, Washington 98101. The Company expects that the Notice of Annual Meeting, Proxy Statement, form of proxy, and Annual Report to Shareholders will first be mailed to shareholders on or about April 28, 1999.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         Shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof are shareholders of record at the close of business on March 19, 1999. Persons who are not shareholders of record on such date will not be allowed to vote at the Annual Meeting. At the close of business on March 31, 1999, there were 15,857,854 shares of common stock, par value $.01 per share ("Common Stock") issued and outstanding. The Company has issued no other voting securities. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. Holders of Common Stock are not entitled to cumulate their votes for the election of directors.

                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth the number of shares of the Company's Common Stock beneficially owned by (i) each director and nominee for election to the Board of Directors of the Company; (ii) each of the named executive officers in the Summary Compensation Table; (iii) all directors and executive officers as a group; and (iv) to the best of the Company's knowledge, all beneficial owners of more than 5% of the outstanding shares of the Company's Common Stock as of March 31, 1999. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares indicated.


                                             COMMON SHARES
NAME (AND ADDRESS OF 5%                      BENEFICIALLY       PERCENT OF
HOLDER) OR IDENTITY OF GROUP(1)                 OWNED(2)         CLASS(2)

Robert N. Goodman                             181,250 (3)           1.13%
Rebecca Farwell                                31,250 (4)            *
Michael D. Conway                              62,500 (5)            *
Michael A. Brochu                             158,750 (6)            *
Ann Kirschner                                  21,250 (7)            *
Ram Shriram                                    21,250 (8)            *
Rick Thompson                                  21,250 (9)            *
Von Wagoner Capital Management, Inc.        4,143,500 (10)         26.13%
Perkins Capital Management                  1,288,850 (11)          8.13%
Nevis Capital Management, Inc.                903,000 (12)          5.69%
All Directors and Executive
 Officers as a Group (7 persons)              497,500 (13)          3.04%

---------------------------
  *      Less than 1% of the outstanding shares of Common Stock.

(1) The addresses of the more than 5% holders are: Von Wagoner Group (Von Wagoner Capital Management, Inc. and Von Wagoner Funds, Inc.) - 345 California Street, Suite 2450, San Francisco. CA 94104; Perkins Capital Management, Inc. - 730 East Lake Street, Wayzata, MN 55391; Nevis Capital Management, Inc. - 1119 St. Paul Street, Baltimore, MD 21202.

(2) Under the rules of the Securities and Exchange Commission, shares not actually outstanding are nevertheless deemed to be beneficially owned by a person if such person has the right to acquire the shares within 60 days. Pursuant to such SEC rules, shares deemed beneficially owned by virtue of a person's right to acquire them are also treated as outstanding when calculating the percent of class owned by such person and when determining the percentage owned by a group.

(3) Includes 181,250 shares which may be purchased by Mr. Goodman upon exercise of currently exercisable options.

(4) Includes 31,250 shares which may be purchased by Ms. Farwell upon exercise of currently exercisable options.

(5) Includes 62,500 shares which may be purchased by Mr. Conway upon exercise of currently exercisable options.

(6) Includes 158,750 shares which may be purchased by Mr. Brochu upon exercise of currently exercisable options.

(7) Includes 21,250 shares which may be purchased by Ms. Kirschner upon exercise of currently exercisable options.

(8) Includes 21,250 shares which may be purchased by Mr. Shriram upon exercise of currently exercisable options.

(9) Includes 21,250 shares which may be purchased by Mr. Thompson upon exercise of currently exercisable options.

(10) Of the shares, 3,732,500 shares are owned by Von Wagoner Funds, Inc. ("Von Wagoner Funds"), and 411,000 shares are owned by clients of Von Wagoner Capital Management, Inc. ("Von Wagoner Capital"). Von Wagoner Funds has the sole power to vote 3,732,500 shares. Von Wagoner Capital has no power to vote on 411,000 shares and has sole investment power for all of the shares, including the shares held by Von Wagoner Funds. The Company has relied on information contained in a Schedule 13G Amendment filed with the Securities and Exchange Commission on March 9, 1999 by Von Wagoner Funds and Von Wagoner Capital as a group.

(11) Of the shares owned by clients of Perkins Capital Management, Inc. ("Perkins Capital"), Perkins Capital has the sole power to vote 806,200 shares and no power to vote 482,650 shares. Perkins Capital has the sole investment power for all of the shares. The Company has relied on information contained in a Schedule 13G Amendment filed with the Securities and Exchange Commission on February 4, 1999 by Perkins Capital.

(12) The Company has relied on information contained in a Schedule 13G dated February 2, 1999 filed with the Securities and Exchange Commission by Nevis Capital Management, Inc., a registered investment advisor.

(13) Includes 497,500 shares which may be purchased upon exercise of currently exercisable options.


                DETERMINATION OF NUMBER AND ELECTION OF DIRECTORS
                                  (Proposal #1)

         Five directors are to be elected at the Annual Meeting, to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

         The following persons have been nominated by the Company's Board of Directors to be elected as directors at the Annual Meeting:


Name                                  Age               Title
------------------------------------- ----------------- -----------------------
Michael A. Brochu                     45                Chairman of the Board
Robert N. Goodman                     46                Director
Ann Kirschner                         47                Director
Ram Shriram                           41                Director
Rick Thompson                         39                Director

MICHAEL A. BROCHU has been a Director of the Company since April 1997 and has also served as Chairman of the Board of Directors of the Company since October 1997. Mr. Brochu has served as President and Chief Executive Officer of Primus, Inc., a leader in entertainment software, since November 1997. From October 1995 to October 1997, he served as President and Chief Operating Officer of Sierra On-Line, Inc., a computer game software developer, and as its Chief Financial Officer and Executive Vice President from July 1994 to October 1995. From 1987 to July 1994, Mr. Brochu served in the positions of Senior Vice President, Chief Financial Officer and Chief Operating Officer of Burlington Environmental, Inc., a division of Burlington Resources, Inc.

ROBERT N. GOODMAN joined the Company in November 1997 as President and Chief Executive Officer and a member of the Company's Board of Directors. From April 1997 to November 1997, he was the director of business development for MSNBC Interactive News, LLC. From December 1995 to April 1997, Mr. Goodman was an independent consultant working for Microsoft Corporation. From October 1995 to November 1995, Mr. Goodman was in the process of moving from San Francisco, CA to Seattle, WA. From November 1993 to October 1995, he was Assistant General Counsel for The 3DO Company.

ANN KIRSCHNER has been a Director of the Company since February 1998. Ms. Kirschner has served as Vice President of NFL Interactive for NFL Enterprises, Inc. since December 1994. Ms. Kirschner was responsible for the launch of the NFL's official Web site, the official Super Bowl Web site and the Team NFL Web site. Prior to December 1994, she served as President of Comma Communications for more than two years.

RAM SHRIRAM has been a Director of the Company since February 1998. Mr. Shriram is Vice-President of Business Development at Amazon.com, an Internet retailer. Prior to being acquired by Amazon.com, Mr. Shriram served as President and Chief Operating Officer of Junglee Corporation, a company that enables Web users to locate, compare and transact goods and services on the Internet. Previously, Mr. Shriram served as Vice President of Netscape Communications Corporation from February 1994 to February 1998. Mr. Shriram was Netscape's Director, Channel Sales of Network Computing Devices from October 1990 to November 1994.

RICK THOMPSON has been a Director of the Company since February 1998. Mr. Thompson has served as Vice President and General Manager of Microsoft Corporation's Hardware Division since October 1987. Mr. Thompson manages the division's product lines and oversees development.


                  COMPLIANCE WITH SECTION 16(A) OF EXCHANGE ACT

         Based on the Company's review of copies of forms filed with the Securities and Exchange Commission or written representations from certain reporting persons, in compliance with Section 16(a) of the Securities Exchange Act of 1934, the Company believes that during fiscal year 1998, all officers, directors, and greater than ten-percent beneficial owners complied with the applicable filing requirements.

                          BOARD AND COMMITTEE MEETINGS

         The Board of Directors held 3 meetings during 1998 and took action by unanimous written consent one time during 1998. No director attended less than 75% of the meetings of the Board and any committee of which the director was a member.

         The Board of Directors has designated two standing committees, the Audit Committee and the Compensation and Stock Option Committee. The Company does not have a nominating committee.

         The Audit Committee, consisting of Messrs. Brochu and Thompson, reviews the scope of the work and fees of the Company's independent auditors and meets with the Company's financial officers and independent auditors to review matters concerning the Company's financial statements and internal controls. During a portion of 1998, the Audit Committee was comprised of Ronald Eibensteiner and Timothy Maudlin, former directors of the Company. Messrs. Brochu and Thompson were appointed to the Audit Committee in January 1999. The Audit Committee held two meetings during 1998.

         The Compensation and Stock Option Committee (the "Compensation Committee"), consisting of Messrs. Shriram, Goodman and Brochu, reviews and determines the compensation, including base salary and bonus incentives for the executive officers, and administers and awards stock option grants under the Company's stock option plans. During a portion of 1998, the Compensation
Committee was comprised of Ronald Eibensteiner, Alan Frazier and Timothy Maudlin, former directors of the Company. Messrs. Shriram and Goodman were appointed to the Compensation Committee in January 1999. The Compensation Committee held one meeting during 1998.


                                   MANAGEMENT

EXECUTIVE OFFICERS AND KEY EMPLOYEES OF THE COMPANY

Set forth, below, are the names of the executive officers and key employees of the Company as of April 7, 1999, their ages and employment for the past five years. Mr. Goodman's biographical information is presented above.

                        Age           Title
--------------------- ------ ---------------------------------------------------
Robert N. Goodman       46    Chief Executive Officer, President and Director
Rebecca Farwell         37    General Manager
Michael D. Conway       30    Vice President of Finance, Controller,  Secretary
                               and Principal Financial Officer

Executive officers of the Company are elected at the discretion of the Board of Directors with no fixed term. There are no family relationships between or among any of the executive officers or directors of the Company.

REBECCA FARWELL joined the Company in February 1998 and currently serves as General Manager. Prior to that, she was the editorial director for Discovery Channel Online (DCOL) and Discovery Publishing. She began her career at The Discovery Channel in 1987 as the managing editor of The Discovery Channel Magazine.

MICHAEL D. CONWAY joined the Company in January 1998 as Controller and Vice President of Finance. In April 1998, he was named Principal Financial Officer and Secretary. From November 1997 to December 1997, he worked as an independent contractor for PhotoDisc, Inc., a developer of high-resolution photographs on CD-ROM, and Sierra On-Line, Inc., a leader in entertainment software. From May 1996 to October 1997, Mr. Conway served as the Accounting Manager at Sierra On-Line, Inc. From August 1994 to May 1996, Mr. Conway served as a Senior Accountant at Deloitte & Touche LLP. From October 1992 to August 1994, he held various positions at KPMG Peat Marwick including Senior Accountant. Mr. Conway received his B.A. in Economics/Accounting from Claremont McKenna College, and his M.B.A. from the Claremont Graduate School's Peter Drucker School of Management.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth all cash compensation paid or to be paid by the Company, as well as certain other compensation paid or accrued, during each of the Company's last three fiscal years to each person who served as Chief Executive Officer during fiscal 1998 and the only other executive officers who earned more than $100,000 in salary and bonuses in 1998.


                                                                             Long Term Compensation
                                                                        --------------------------------
                                                                                Awards          Payouts
                                                                        ----------------------  --------
                                                                        Restricted
                             Fiscal                      Annual           Stock
                              Year                   Compensation         Awards                           All Other
Name and Principal           Fiscal   --------------------------------- ----------                        Compensation
     Position                 Year     Salary ($)  Bonus ($)  Other ($)    ($)        Options      ($)         ($)
------------------------     ------   -----------  ---------  --------- ----------   ---------  --------  ------------

Robert N. Goodman              1998       180,000        -          -         -       300,000      -           -
  President and Chief          1997        18,548(2)     -          -         -       450,000      -         35,000
  Executive Officer

Rebecca Farwell                1998       123,559        -          -         -       115,000      -         50,000
  General Manager (1)

--------------

(1) Ms. Farwell joined the Company on February 2, 1998. All Other Compensation consists of relocation paid to Ms. Farwell during 1998.

(2) Mr. Goodman joined the Company on November 24, 1997 at an annual salary of $180,000. All Other Compensation consists of a one-time bonus paid to Mr. Goodman during 1997.

 OPTION GRANTS DURING 1998 FISCAL YEAR

         The following table provides information regarding stock options granted during fiscal 1998 to the named executive officers in the Summary Compensation Table. The Company has not granted any stock appreciation rights.

                                                Percent of
                                              Total Options                                 Potential Realizable Value at
                           Number of Shares     Granted to    Exercise or                   Assumed Annual Rates of Stock
                              Underlying        Employees      Base Price     Expiration    Price Appreciation for Option
      NAME                 Options Granted    In Fiscal Year  Per Share(1)       Date                Term(2)
-------------------        ----------------   --------------  ------------    ----------    ------------------------------
                                                                                                 5%              10%
                                                                                                 --              ---

Robert N. Goodman            300,000 (3)          17.17%          $6.25        06/15/08      $ 1,179,177       $ 2,988,267


Rebecca Farwell              100,000 (4)          5.72%           $3.00        02/01/08      $   188,668       $   478,123
                              15,000 (5)          0.86%           $6.25        06/15/08      $    58,959       $   149,413

------------------

(1) The exercise price is equal to the fair market value of the Common Stock on the date of each grant.

(2) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting over periods of up to five years.

(3) The option was granted on June 16, 1998 and will become exercisable to the extent of 60,000 shares on June 16 of each year beginning June 16, 1999 through July 16, 2003.

(4) The option was granted on February 2, 1998 and became exercisable to the extent of 25,000 shares on February 2, 1999, 2,083 shares on each of March 2, 1999, April 2, 1999 and May 2, 1999 and will become exercisable to the extent of 2,083 shares on the 2nd day of each month from June 2, 1999 through February 2, 2002.

(5) The option was granted on June 16, 1998 and will become exercisable to the extent of 3,750 shares on June 16, 1999 and to the extent of 312 shares on the 16th day of each month from July 16, 1999 through July 16, 2002.

OPTION EXERCISES DURING 1998 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         The following table provides information as to options exercised by the named executive officers in the Summary Compensation Table during 1998 and the number and value of all outstanding options at December 31, 1998. The Company has no outstanding stock appreciation rights.

                                                                                                 Value of
                                                                    Number of                   Unexercised
                                                                   Unexercised                  In-the-Money
                                                                    Options at                   Options at
                                  Shares                        December 31, 1998            December 31, 1998
                                 Acquired        Value             Exercisable/                 Exercisable/
NAME                           On Exercise     Realized           Unexercisable               Unexercisable(1)
--------------------          -------------   ----------       --------------------         -------------------
Robert N. Goodman                   -              -            90,625 exercisable              $    226,563
                                                               659,375 unexercisable            $    898,437

Rebecca Farwell                     -              -                 0 exercisable                         -
                                                               115,000 unexercisable            $    200,000


(1) Value is calculated on the basis of the difference between the option exercise price and $5.00, the closing sale price for the Company's
         Common Stock at December 31, 1998 as quoted on the Nasdaq SmallCap Market, multiplied by the number of shares underlying the option.

COMPENSATION OF DIRECTORS

         DIRECTORS' FEES. The Company's directors receive no fees for attendance at meetings of the Board of Directors, but they are reimbursed for out-of-pocket expenses relating to attendance at the meetings; however, Mr. Brochu is paid an annual fee of $30,000 for his services as Chairman of the Board, as well as out-of-pocket expenses.

         STOCK OPTION GRANTS TO NON-EMPLOYEE DIRECTORS. The Company's 1997 Stock Option Plan provides for the automatic option grant of stock options to each director who is not an employee of the Company (a "Non-Employee Director"). Each Non-Employee Director who is elected for the first time as a director is automatically granted a nonqualified option to purchase 25,000 shares of the Common Stock at an option price per share equal to 100% of the fair market value of the Common Stock on the date of the Non-Employee Director's initial election, which option is exercisable, to the extent of 6,250 shares immediately and on each of the first three anniversaries of the date of grant. All options granted pursuant to these provisions shall expire on the earlier of (i) one year after the optionee ceases to be a director and (ii) ten (10) years after the date of grant.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

         In August 1996, the Company entered into a two-year employment agreement with Joy Solomon, former President and Chief Executive Officer, pursuant to which Ms. Solomon received an annual base salary of $171,000. Pursuant to a Separation Agreement and Release of Claims ("Separation Agreement") entered into between the Company and Ms. Solomon, Ms. Solomon's employment with the Company terminated on December 31, 1997. Under the Separation Agreement, Ms. Solomon will receive her base salary as in effect on December 31, 1997 for the period January 1, 1998 through June 30, 1999. In addition, the Separation Agreement amended Ms. Solomon's stock options to provide that the options shall continue to vest according to their respective vesting schedules until June 30, 1999 and shall be exercisable to the extent vested until the respective original expiration dates. The Separation Agreement contains mutual releases and is subject to confidentiality provisions.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee (the "Committee") of the Board of Directors has furnished the following report on executive compensation.

         The Company's executive compensation program is administered by the Committee. The Committee, which is composed of two independent directors and an employee, establishes and administers the Company's executive compensation policies and plans and administers the Company's stock option and other equity-related employee compensation plans. The Committee considers internal and external information in determining officers' compensation.

Compensation Philosophy

         The Company's compensation policies for executive officers are based on the belief that the interests of executives should be closely aligned with those of the Company's shareholders. The Compensation policies are designed to achieve the following objectives:

         Offer   compensation   opportunities   that  attract  highly  qualified
executives, reward outstanding initiative and achievement, and retain the leadership and skills necessary to build long-term shareholder value.

         Maintain a portion of executives' total compensation at risk, tied to both the annual and long-term financial performance of the Company and the creation of shareholder value.

         Further the Company's short and long-term strategic goals and values by aligning compensation with business objectives and individual performance.

Compensation Program

         The Company's executive compensation program has three major integrated components, base salary, incentive awards, and long term incentives.

         Base Salary. Base salary levels for executive officers are determined annually by reviewing the competitive pay practices of Internet companies of similar size and market capitalization, the skills, performance level, and contribution to the business of individual executives, and the needs of the Company. Overall, the Company believes that base salaries for its executive officers are at competitive salary levels for similar positions in these Internet companies.

         Incentive Awards. The Company's executive officers may be eligible to receive annual cash bonus awards designed to motivate executives to attain short-term and long-term corporate and individual management goals. The Committee establishes the annual incentive opportunity for each executive officer in relation to his or her base salary.

         Long-Term Incentives. The Committee believes that stock options are an excellent vehicle for compensating its officers and employees. The Company provides long-term incentives through its 1997 Stock Option Plan, 1991 Stock Option Plan and the 1997, 1998 and 1999 New Hire Stock Option Plans, the purpose of which is to create a direct link between executive compensation and increases in shareholder value. Stock options are granted at fair market value and vest in installments generally over three to five years. When determining option awards for an executive officer, the Committee considers the executive's current contribution to Company performance, the anticipated contribution to meeting the Company's long term strategic performance goals, and industry practices and norms. Long-term incentives granted in prior years and existing levels of stock ownership are also taken into consideration. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of the Company's Common Stock, this portion of the executive's compensation is directly aligned with an increase in shareholder value.

Chief Executive Officer Compensation

         Mr. Goodman's base salary, annual incentive award and long-term incentive compensation are determined by the Committee based upon the same factors as those employed by the Committee for executive officers generally. Mr. Goodman's current annual base salary is $180,000 subject to annual review and increase by the Board of Directors of the Company. During fiscal 1998, Mr. Goodman was granted options to purchase 300,000 shares of Common Stock at an exercise price of $6.25 per share, the fair market value of the Company's Common Stock on the date of the grant. As Mr. Goodman is a member of the Compensation Committee, he recused himself from all discussions, deliberations and determinations relating to the compensation of the Chief Executive Officer.

Section 162(m) Limitation

         Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain executives of public companies. Historically, the combined salary and bonus of each executive officer has been well below the $1 million limit. The Committee's present intention is to comply with Section 162(m) unless the Committee feels that required changes would not be in the best interest of the Company or its shareholders.


                                 COMPENSATION COMMITTEE


                                 MICHAEL BROCHU
                                 RAM SHRIRAM
                                 ROBERT GOODMAN



RELATED TRANSACTIONS


                      COMMON STOCK PRICE PERFORMANCE CHART

         The following graph compares the yearly percentage change in the cumulative total shareholder return for the Company, the Nasdaq U.S. Companies Index and the Nasdaq Computer and Data Processing Services Stock Index for the period from December 31, 1993 to December 31, 1998. The Nasdaq Computer and Data processing Services Stock Index is prepared by Nasdaq and includes all companies in the Standard Industry Code 737 (computer programming, data processing and other computer-related services) which are included in the Nasdaq U.S. Companies Index. A list of the companies included in the Nasdaq Computer and Data Processing Services Stock Index is available from the Company upon request. The graph assumes that $100 was invested on December 31, 1993.

                              [GRAPHIC OMITTED]





                                                                         YEAR END
                                         1993          1994         1995         1996         1997         1998
                                     ---------------------------------------------------------------------------
IVI Publishing, Inc./ OnHealth          $100.00       $39.32       $44.87       $10.90        $8.76       $17.09
Network Company*
Nasdaq Index (U.S.)                     $100.00       $97.75      $138.26      $170.01      $208.18      $293.21
Nasdaq Comp & Data Proc. Index          $100.00      $121.44      $184.92      $228.24      $280.39      $501.76

*Prior to June 16, 1998, the Company's name was IVI Publishing, Inc.


      APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION
                                  (PROPOSAL #2)

         On April 5, 1999, the Company's Board of Directors approved an amendment to the Company's Articles of Incorporation that, subject to the approval of the shareholders, would authorize the Company to increase the number of shares of the Company's Common Stock authorized for issuance from 29,000,000 shares as currently authorized to 100,000,000 shares.

         The amendment will increase the number of authorized and unissued shares of Common Stock which may be used by the Company for any proper corporate purpose. Such purpose might include, without limitation, issuance of shares in public or private offerings, issuance of securities convertible into shares of Common Stock for cash as a means of obtaining additional capital for use in the Company's business and operations, or issuance of shares of Common Stock as part or all of the consideration required to be paid by the Company in the acquisition of other businesses or properties. With this increase, the Board of Directors believes that the Company will have sufficient shares of Common Stock available for corporate purposes or opportunities as are likely to arise in the reasonably foreseeable future. There are at present no firm plans, arrangements or understandings relating to the issuance of any of the currently authorized and unissued shares of Common Stock or the additional shares of the Common Stock proposed to be authorized.

         As of April ___, 1999, based on the number of shares of Common Stock currently outstanding and the number of shares eligible for issuance under the Company's stock option plans, there are currently ________________ shares of Common Stock either outstanding or reserved and _____________ authorized but unissued and unreserved shares of Common Stock available for other corporate purposes or opportunities.

         If the amendment is approved, the newly authorized shares of Common Stock would have all of the rights and privileges as the shares of Common Stock presently authorized. Once shares of Common Stock are authorized, the Board of Directors can issue shares of Common Stock without shareholder approval, except as may be required by law or regulations or by the rules of any stock exchange on which the Company's securities may then be listed.

         The issuance of the additional shares of Common Stock, may, under certain circumstances, make attempts to acquire control of the Company more difficult. For example, an issuance of additional shares of Common Stock may make it more difficult to obtain shareholder approval of actions such as removal of directors or amendments to the Bylaws. In addition, although the Board of Directors has no current plans to do so, shares of Common Stock could be issued in other transactions that could make a change in control of the Company more difficult. The Company is not aware of any effort to obtain control of the Company by a tender offer, proxy contest, or otherwise, and the Company has no present intention to use the additional shares of authorized Common Stock for antitakeover purposes.

         Although the Board of Directors would issue additional shares of Common Stock based on its judgment as to the best interests of the Company and its shareholders, the issuance of additional shares of Common Stock would have the effect of diluting the voting power per share and could have the effect of diluting the book value per share of the outstanding shares of Common Stock.

         If the  amendment  to the  Articles  of  Incorporation  is  authorized,
Article IV of the Company's Articles of Incorporation will be amended, in pertinent part, to read as follows:


                                   ARTICLE IV

                                 CAPITAL SHARES

         4.1 AUTHORIZED SHARES. The authorized capital stock of the Company consists of 100,000,000 shares of common stock $.01 par value per share ("Common Stock") and 1,000,000 shares of Preferred Stock.

         VOTE REQUIRED. The affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at the meeting is required to approve the proposed amendment to the Articles of Incorporation. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.


                 APPROVAL OF AMENDMENT TO 1997 STOCK OPTION PLAN
                                  (PROPOSAL #3)

         In June 1998, the shareholders approved the Company's 1997 Stock Option Plan (the "1997 Plan"). The Company is presently authorized to issue 1,750,000 shares of Common Stock upon the exercise of options granted under the 1997 Plan. The shareholders will be requested at the Annual Meeting to approve an amendment to the 1997 Plan which increases by 3,000,000 shares the number of shares that maybe issued under the 1997 Plan (to 4,750,000). The purpose of the 1997 Plan is to promote Company success by aligning employee financial interests with long-term shareholder value. Since all 1,750,000 of the options originally approved under the 1997 Plan have been granted, the Compensation and Stock

Option Committee of the Board of Directors believes that an increase in the number of shares available for issuance is necessary in order to achieve the purpose of the 1997 Plan.

         If approved, Section 6 of the 1997 Plan would be amended to provide for the reservation of four million seven hundred fifty thousand (4,750,000) shares of Option Stock ("Option Stock" is defined in the 1997 Plan). A copy of the 1997 Plan as proposed to be amended maybe obtained upon written request to the Company's Investor Relations Department at the address listed on the last page of this Proxy Statement.

         SUMMARY OF 1997 STOCK OPTION PLAN

         A general description of some of the basic features of the 1997 Plan is presented below, but such description is qualified in its entirety by reference to the full text of the 1997 Plan, a copy of which may be obtained without charge upon written request to Michael Conway, the Company's Chief Financial Officer and Secretary.

         TERM. Incentive stock options may be granted pursuant to the 1997 Plan during a period of ten (10) years from the date the 1997 Plan was adopted by the Board of Directors (until December 11, 2007), and nonqualified stock options may be granted until the 1997 Plan is discontinued or terminated by the Board of Directors.

         ELIGIBILITY. All employees of the Company or any subsidiary are eligible to receive incentive stock options pursuant to the 1997 Plan. All employees, officers and directors of and consultants and advisors to the Company or any subsidiary are eligible to receive nonqualified stock options.

         OPTIONS. When an option is granted under the 1997 Plan, the Board of Directors acting as the Administrator of the 1997 Plan, at its discretion, specifies the option price and the number of shares of Common Stock which may be purchased upon exercise of the option. The exercise price of an incentive stock option set by the Administrator may not be less than 100% of the fair market value of the Company's Common Stock, as that term is defined in the 1997 Plan. Unless otherwise determined by the Administrator, the exercise price of a nonqualified stock option will be 100% of the fair market value on the date of grant; provided, however, that the exercise price may not be less than 85% of the fair market value on the date of grant under any circumstances. The closing price of the Company's Common Stock as reported on the Nasdaq SmallCap Market was $_______ on April ___, 1999. The period during which an option may be exercised and whether the option will be exercisable immediately, in stages, or otherwise is set by the Administrator. Generally, an incentive stock option may not be exercisable more than ten (10) years from the date of grant. Optionees may pay for shares upon exercise of options with cash, certified check or Common Stock of the Company valued at the stock's then "fair market value" as defined in the 1997 Plan. Each option granted under the 1997 Plan is generally nontransferable during the lifetime of the optionee; however, the Administrator may, in its sole discretion, permit the transfer of a nonqualified stock option to immediate family members or to certain family trusts or family partnerships.

         Generally, under the form of option agreement which the Administrator is currently using for options granted under the 1997 Plan, if the optionee's affiliation with the Company terminates before expiration of the option for reasons other than death or disability, the optionee has a right to exercise the option for three months after termination of such affiliation or until the option's original expiration date, whichever is earlier. If the termination is because of death or disability, the option typically is exercisable until its original stated expiration or until the 12-month anniversary of the optionee's death or disability, whichever is earlier. The Administrator may impose additional or alternative conditions and restrictions on the incentive or nonqualified stock options granted under the 1997 Plan; however, each incentive option must contain such limitations and restrictions upon its exercise as are necessary to ensure that the option will be an incentive stock option as defined under the Internal Revenue Code.

         CHANGE OF CONTROL. In the event that (i) the Company is acquired through the sale of substantially all of its assets or through a merger or other transaction (a "Transaction"), (ii) after the effective date of the 1997 Plan a person or entity becomes the holder of 35% or more the Company's outstanding Common Stock, or (iii) individuals who constituted the Board on the effective date of the 1997 Plan ceased for any reason thereafter to constitute at least a majority of the Board of Directors (with exceptions for individuals who are nominated by the current Board of Directors), all outstanding options will become immediately exercisable in full and will remain exercisable during the remaining terms of such outstanding options, whether or not the participants to whom the options have been granted remain employees of the Company or a subsidiary. The acceleration of the exercisability of outstanding options may be limited, however, if the acquiring party seeks to account for a Transaction on a "pooling of interests" basis which would be precluded if such options are accelerated. The Board may also take certain additional actions, such as terminating the 1997 Plan, providing cash or stock valued at the amount equal to the excess of the fair market value of the stock over the exercise price, or allowing exercise of the options for stock of the succeeding company.

         AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS. The 1997 Plan provides for automatic option grants to each director who is not an employee of the Company (a "Non-Employee Director"). Each Non-Employee Director who is elected for the first time as a director is automatically granted a nonqualified option to purchase 25,000 shares of the Common Stock at an option price per share equal to 100% of the fair market value of the Common Stock on the date of the Non-Employee Director's initial election, which option is exercisable, to the extent of 6,250 shares immediately and on each of the first three anniversaries of the date of grant. All options granted pursuant to these provisions shall expire on the earlier of (i) one year after the optionee ceases to be a director and (ii) ten (10) years after the date of grant.

         FEDERAL INCOME TAX CONSEQUENCES OF THE 1997 PLAN. Under present law, an optionee will not realize any taxable income on the date a nonqualified stock option is granted to the optionee pursuant to the 1997 Plan. Upon exercise of the nonqualified stock option, however, the optionee will realize, in the year of exercise, ordinary income to the extent of the difference between the option price and the fair market value of the Company's Common Stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss. The Company will be entitled to a tax deduction in its fiscal year in which nonqualified stock options are exercised, equal to the amount of compensation required to be included as ordinary income by those optionees exercising such options.

         Incentive stock options granted pursuant to the 1997 Plan are intended to qualify for favorable tax treatment to the optionee under Code Section 422. Under Code Section 422, an employee realizes no taxable income when the incentive stock option is granted. If the employee has been an employee of the Company or any subsidiary at all times from the date of grant until three months before the date of exercise, the employee will realize no taxable income when the option is exercised. If the employee does not dispose of shares acquired upon exercise for a period of two years from the granting of the incentive stock option and one year after receipt of the shares, the employee may sell the shares and report any gain as capital gain. The Company will not be entitled to a tax deduction in connection with either the grant or exercise of an incentive stock option. If the employee should dispose of the shares prior to the expiration of the two-year or one-year periods described above, the employee will be deemed to have received compensation taxable as ordinary income in the year of the early sale in an amount equal to the lesser of (i) the difference between the fair market value of the Company's Common Stock on the date of exercise and the option price of the shares, or (ii) the difference between the sale price of the shares and the option price of shares. In the event of such an early sale, the Company will be entitled to a tax deduction equal to the amount recognized by the employee as ordinary income. The foregoing discussion ignores the impact of the alternative minimum tax, which may particularly be applicable to the year in which an incentive stock option is exercised.

         PLAN BENEFITS. Except for the automatic grants to Non-Employee Directors, future grants of stock options are subject to the discretion of the Administrator. Therefore, the future benefits under the 1997 Plan cannot be determined at this time.

         As of April ____, 1999, 1,750,000 options have been granted pursuant to the 1997 Plan.

         VOTE REQUIRED. The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is required to approve the amendment to the 1997 Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.


                                VOTING TABULATION

         VOTE REQUIRED. Under the Washington Business Corporation Act, Proposals 1 and 3 (the election of the Company's directors and an amendment to 1997 Plan) each requires a plurality of the votes represented in person or by proxy at the meeting. With regard to Proposal 2 (the proposed amendment to the Articles of Incorporation to increase the authorized common stock), the affirmative vote of holders of a majority of the shares of common stock entitled to vote at the meeting is required. Votes cast by proxy or in person at the meeting will be tabulated by the Company's transfer agent, American Stock Transfer & Trust Company.

         EFFECT OF AN ABSTENTION AND BROKER NON-VOTES. A shareholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees or other proposals. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients' proxies in their own discretion.

                          INDEPENDENT PUBLIC ACCOUNTANT

         Ernst & Young LLP has served as independent auditors for the Company since 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.


                           2000 SHAREHOLDER PROPOSALS

         Proposals of shareholders intended to be presented at the annual meeting in 2000 must be submitted to the Company in appropriate written form on or before February 19, 2000 to be included in the Company's proxy statement and related proxy for the 2000 meeting.


                                 OTHER BUSINESS

         Management is not aware of any matters to be presented for action at the Annual Meeting, except matters discussed in the Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.


                         ANNUAL REPORT TO SHAREHOLDERS;

         A copy of the Company's Annual Report on Form 10-K, for the fiscal year ended December 31, 1998 accompanies this Notice of Annual Meeting and Proxy Statement.

                                    FORM 10-K

         THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT
DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K UPON THE ADVANCE PAYMENT OF REASONABLE FEES RELATED TO THE COMPANY'S FURNISHING SUCH EXHIBIT(S).
REQUESTS FOR COPIES OF SUCH REPORT AND/OR EXHIBIT(S) SHOULD BE DIRECTED TO:

         Investor Relations
         OnHealth Network Company
         808 Howell Street, Suite 400
         Seattle, WA 98101
         (206) 583-0100

                                    By Order of the Board of Directors


                                    Robert N. Goodman
                                    President and Chief Executive Officer
April __, 1999

                            ONHEALTH NETWORK COMPANY
                                 _________________

                                      PROXY
                   FOR ANNUAL MEETING TO BE HELD MAY 18, 1999
                                 _________________

The undersigned hereby appoints Robert N. Goodman and Michael A. Brochu, and each of them, with full power of substitution, his or her Proxies to represent and vote, as designated below, all shares of voting stock of OnHealth Network Company registered in the name of the undersigned at the 1999 Annual Meeting of Shareholders of the Company to be held ____________________________ at 10:00 a.m., on Tuesday, May 18, 1999, and at any adjournment thereof. The undersigned hereby revokes all proxies previously granted with respect to such Annual Meeting.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH PROPOSAL.

1.       Elect Directors.  Nominees:   Robert N. Goodman      Michael A. Brochu

                                   Ann Kirschner   Ram Shriram    Rick Thompson

        [ ] FOR all nominees listed above     [ ] WITHHOLD AUTHORITY to vote
           (except those whose names have         for all nominees listed above.
            been written on the line below)

                 _______________________________________________

2. Proposal to amend the Company's articles of incorporation to increase the number of authorized shares of Common Stock from 29,000,000 to 100,000,000 shares.

         [  ]    FOR                 [  ]  AGAINST

3. Proposal to ratify, confirm and approve an amendment to the Company's 1997 Stock Option Plan to increase the number of shares reserved for grant thereunder from 1,750,000 to 4,750,000.

         [  ]    FOR                 [  ]  AGAINST

4. Other Matters. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL SPECIFICALLY IDENTIFIED ABOVE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


Date:  ______________________________, 1999  ___________________________________

                                             ___________________________________
                                             PLEASE DATE AND SIGN ABOVE  exactly
                                             as  name   appears   at  the  left,
                                             indicating,  where proper, official
                                             position     or      representative
                                             capacity.  For stock  held in joint
                                             tenancy,  each joint  owner  should
                                             sign.